UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2006

ABX AIR, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	91-1091619
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 22, 2006, the Compensation Committee of the Board of Directors of ABX Air, Inc. (the "Committee") preliminarily approved the individual goals for the executive officers (including the President & Chief Executive Officer) under the ABX Air Executive Incentive Compensation Plan (the "EIC Plan") for the fiscal year ending 2006. These goals may be supplemented or modified during the year, with the approval of the Committee.

The EIC Plan provides for the payment of incentive compensation to the executive officers based on the achievement of incremental markup under the ACMI and Hub and Line-Haul Services Agreements with DHL. The Committee previously determined on March 6, 2004, that twenty-five percent (25%) of the incentive compensation that an executive would otherwise receive under the Plan is also dependent upon the accomplishment of individual goals. A copy of the EIC Plan was filed as an exhibit to the Corporation's Form 10-Q for the quarter ending March 31, 2004.

On February 23, 2006, the Board of Directors of the Corporation approved and authorized the grant of restricted stock units to each of the independent directors of the Corporation under the ABX Air, Inc. 2005 Long-Term Incentive Plan (the "LTI Plan"), effective upon the close of trading on the third full trading day following the Corporation's release of its year-end earnings. The following grants are to be made to the independent directors:

Name                          Number of

                                    Restricted
                                    Stock Units
James H. Carey               6,000
John D. Geary                  6,000
Jeffrey J. Vorholt             6,000
James E. Bushman          6,000

The LTI Plan and form of time-based restricted stock unit award agreement were filed as Exhibits to the Form 8-K/A filed on July 12, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX AIR, INC.

Date: February 27, 2006	By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President, General Counsel & Secretary